As  filed  with the Securities and Exchange Commission on October 11, 1996.
                                                Registration  No.  333-

=============================================================================
                      SECURITIES AND EXCHANGE  COMMISSION
                           Washington, D.C. 20549



                                FORM S-3
             REGISTRATION STATEMENT  UNDER THE SECURITIES ACT OF 1933



                         Stewart  Enterprises, Inc.
              (Exact  name  of registrant as specified in its charter)

        Louisiana      110 Veterans Memorial Boulevard       72-0693290
(State or other          Metairie, Louisiana 70005      (I.R.S. Employer
jurisdiction of incorporation  (504) 837-5880        Identification Number)
 or  organization)  (Address, including zip code, and
                      telephone  number, including area
                       code, of registrant's principal
                              executive  offices)

Joseph P. Henican, III                             Copy to:
Chief Executive Officer and                    Dionne M. Rousseau
Vice Chairman of the Board               Jones, Walker, Waechter, Poitevent,
Stewart Enterprises, Inc.                   Carrere & Denegre, L.L.P.
    P. O. Box 19925                                 51st Floor
New Orleans, Louisiana  70179                 201 St. Charles Avenue
     (504) 837-5880                       New Orleans, Louisiana  70170-5100
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)



                   ____________________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 From time to time after the effective date of this registration statement
                   ____________________________________


      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []




                              CALCULATION OF REGISTRATION FEE
==========================================================================================
                                            Proposed       Proposed
                                            maximum         maximum
  Title of each           Amount           offering        aggregate
class of securities        to be           price per       offering      Amount of
  to be registered      registered<F1>      share<F2>       price<F2>   registration fee
__________________________________________________________________________________________
Class A Common Stock    28,152 shares       $34.625         $974,763        $336
==========================================================================================

<F1>  Also  registered  hereby  are  such additional and indeterminable number of shares as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.
<F2>  Estimated  solely  for the purpose  of  calculating  the  registration  fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of the Class A Common Stock as reported on the Nasdaq National Market on October 9, 1996.


      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

==============================================================================

                         STEWART ENTERPRISES, INC.

                                Prospectus

                           Class A Common Stock
                              (No Par Value)

      This Prospectus relates to 28,152 shares (the "Shares") of Class A Common Stock, no par value per share (the "Class A Common Stock"), of Stewart Enterprises, Inc. (the "Company") that may be offered from time to time by the selling shareholders described herein (the "Selling Shareholders").

      The Class A Common Stock is traded on the Nasdaq National Market under the symbol "STEI." Shares may be sold from time to time in ordinary brokerage transactions on the Nasdaq National Market or such principal securities exchange on which the Class A Common Stock is then trading at prices prevailing at the time of such sales. From time to time the Selling Shareholders may engage in short sales, or short sales against the box, of the Shares. Brokers executing orders are expected to charge normal commissions, and the proceeds to the Selling Shareholders will be net of brokerage commissions. The Company will not receive any proceeds from the sale of the Shares. Information regarding the Selling Shareholders is set forth herein under the heading "Selling Shareholders." All expenses of registration incurred in connection with this offering are being borne by the Company. All selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.

      The Company has two classes of common stock outstanding, Class A and Class B. The rights of the holders of Class A Common Stock and Class B Common Stock are essentially identical, except that holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. The Class B Common Stock may be transferred only to certain transferees but is freely convertible into an equal number of shares of Class A Common Stock. The Class A Common Stock is freely transferable and non-convertible. As of October 9, 1996, Frank B. Stewart, Jr., Chairman of the Company's Board of Directors, was the Company's largest shareholder and beneficially owned shares of Class A and Class B Common Stock having approximately 38.4% of the Company's total voting power.

      On October 9, 1996, the last reported sale price of the Class A Common Stock on the Nasdaq National Market was $34.375 per share.



 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.



             The date of this Prospectus is October 11, 1996.


                            AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company may also be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

      The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the shares of Class A Common Stock offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Class A Common Stock offered hereunder, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof.

                     DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Commission are hereby incorporated by reference into this Prospectus (the Company's Exchange Act file number is 0-19508): (i) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1995, filed January 5, 1996; (ii) the Company's Quarterly Reports on Form 10-Q, for the quarter ended January 31, 1996, filed March 18, 1996, and the Company's amendment on Form 10-Q/A to such Quarterly Report, filed April 11, 1996; for the quarter ended April 30, 1996, filed June 14, 1996; and for the quarter ended July 31, 1996, filed September 13, 1996; (iii) the description of the Company's Class A Common Stock set forth in its registration statement on Form 8-A under the Exchange Act dated September 5, 1991, filed September 10, 1991; and (iv) the Company's Current Reports on Form 8-K, dated January 16, 1996, filed January 17, 1996; dated March 7, 1996, filed March 7, 1996; dated March 20, 1996, filed March 21, 1996; dated June 11, 1996, filed June 11, 1996; dated June 27, 1996, filed July 25, 1996; dated September 9, 1996, filed September 10, 1996; and dated September 30, 1996, filed October 9, 1996.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Stewart Enterprises, Inc., Attention: Kenneth C. Budde, 110 Veterans Memorial Boulevard, Metairie, Louisiana 70005, telephone (504) 837-5880.



                                 THE COMPANY

      Stewart Enterprises, Inc. (the "Company") is the third largest provider of products and services in the death care industry in North America, although the two largest providers are substantially larger than the Company. The Company is a leader in the industry's movement toward consolidation, the integration of funeral home and cemetery operations, the establishment of combined facilities, and complete death care planning and delivery.

      The Company's strategy is to build market share in its existing markets through extensive marketing, the sale of prearranged products and services and the development of new funeral homes, and to expand in existing and new markets through selective acquisitions. In each market in which it wishes to expand, the Company's strategy is to acquire one or more premier facilities to serve as a centerpiece for a group or cluster of other properties that may be acquired subsequently in the same metropolitan area. The Company considers a funeral home or cemetery to be a "premier" facility if, when measured by such factors as tradition, heritage, reputation, physical size, volume of business, available inventory, name recognition, aesthetics and potential for development or expansion, it is one of the most highly regarded facilities in its market area. Where feasible, the Company enters markets with, or subsequently develops, combined operations in which a funeral home is located at and is operated in conjunction with a Company-owned cemetery. The continued acquisition and development of combined operations is a key component of the Company's expansion plan.

      The Company is a leader in the industry trend toward prearranged funeral planning. The Company believes that extensive marketing of death care prearrangements assures a backlog of future business and builds current and future market share. The Company markets funeral services as well as cemetery property and merchandise on a prearranged basis through a staff of commission sales counselors.

      The Company believes that it is distinguishable from its competitors by the quality of its funeral homes and cemeteries, the depth and experience of its management team, its decentralized management structure, the quality and value of its products and services, its expertise in the marketing and sale of death care prearrangements, and the volume of services performed at its funeral homes and cemeteries. The Company retains key managers of acquired companies and gives them significant operational authority in order to assure the continuation of high quality services and the maintenance of the acquired firm's reputation and goodwill.

      The Company is a Louisiana corporation, and the mailing address of its executive offices is P. O. Box 19925, New Orleans, Louisiana 70179. Its telephone number is (504) 837-5880.


                             SELLING SHAREHOLDERS

      Of the 28,152 Shares being offered pursuant to this Prospectus, 14,076 shares were issued to Lamon L. Colvin and Jeanne E. Colvin as Trustees of the Lamon L. Colvin and Jeanne E. Colvin 1992 Trust and 14,076 shares were issued to Richard M. Hart and Jerilyn S. Hart (collectively, the "Selling Shareholders") in connection with the acquisition by a subsidiary of the Company of all of the outstanding stock of Victor V. Desrosier, Inc. d/b/a Chapel of the Roses ("Chapel of the Roses"), a California corporation wholly-owned by the Selling Shareholders. Since the acquisition, Richard M. Hart has served the Company as General Manager of Chapel of the Roses. Lamon L. Colvin currently renders services to the Company on an as-needed basis. As of October 9, 1996, the Selling Shareholders did not own any shares of Class A Common Stock other than the Shares. After completion of this offering they will not own any shares of Class A Common Stock.

      The Selling Shareholders may offer and sell the Shares from time to time in ordinary brokerage transactions on the Nasdaq National Market or any other principal securities exchange on which the Class A Common Stock is then trading at prices prevailing at the time of such sales, and from time to time, the Selling Shareholders may engage in short sales, or short sales against the box, of the Shares. The Selling Shareholders will not be authorized to use this Prospectus for any offer or sale of the Shares without first providing prior notice to and obtaining the consent of the Company. Brokers executing orders are expected to charge normal commissions, and the proceeds to the Selling Shareholders will be net of brokerage commissions. The Company will pay all expenses of preparing and reproducing this Prospectus, but will not receive any part of the proceeds of the sale of any Shares. The Selling Shareholders will pay all brokerage commissions. In connection with the sales, the Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended.

                                LEGAL MATTERS

      The validity of the Shares being offered hereby will be passed upon for the Company by Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., New Orleans, Louisiana.

                                   EXPERTS

      The consolidated balance sheets of the Company as of October 31, 1994 and 1995 and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the three years in the period ended October 31, 1995, and the financial statement schedule incorporated by reference in this Registration Statement, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

      The consolidated balance sheet of "Societe Financiere Bourgie (1991) Ltee" as of December 31, 1995 and the related consolidated statements of income, retained earnings and changes in financial position for the year then ended incorporated by reference in this Registration Statement, have been audited by Grou, La Salle + Associes, independent accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.




      No dealer,  salesman or
any  other  person  has  been
authorized    to   give   any               STEWART
information or  to  make  any             ENTERPRISES,
representations   other  than                 INC.
those   contained   in   this
Prospectus, and, if given  or
made,   such  information  or
representations  must  not be
relied  upon  as  having been              PROSPECTUS
authorized by the Company  or
the   Selling   Shareholders.
This   Prospectus  does   not
constitute  an  offer to sell
or a solicitation of an offer
to buy the shares  by  anyone
in  any jurisdiction in which
such offer or solicitation is         Class A Common Stock
not authorized,  or  in which            (No par value)
the  person making the  offer
or   solicitation    is   not
qualified to do so, or to any
person to whom it is unlawful
to   make   such   offer   or
solicitation.     Under    no
circumstances    shall    the
delivery  of  this Prospectus
or any sale made  pursuant to
this  Prospectus  create  any           October 11, 1996
implication  that information
contained in this  Prospectus
is  correct  as  of any  time
subsequent  to  the  date  of
this Prospectus.

      _______________

     TABLE OF CONTENTS

                         PAGE

AVAILABLE INFORMATION......2

DOCUMENTS INCORPORATED BY
   REFERENCE...............2

THE COMPANY................3

SELLING SHAREHOLDERS.......4

LEGAL MATTERS..............4

EXPERTS....................4

                                 PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

      The estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Class A Common Stock registered hereunder are as follows:

            Securities and Exchange Commission
              registration fee                          $    336
            Nasdaq listing fee                             2,000*
            Legal fees and expenses                        5,000
            Accounting fees and expenses                   5,000
                                                     ________________
                 Total                                  $ 12,336
                                                     ================

* Paid at least 15 calendar days prior to the issuance of the Shares.

Item 15.  Indemnification of Directors and Officers.

      Section 83 of the Louisiana Business Corporation Law gives Louisiana corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers; subject to specific conditions and exclusions gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes Louisiana corporations to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, authorization of shareholders or otherwise.

      The Company's By-laws make mandatory the indemnification of directors and officers permitted by the Louisiana Business Corporation Law. The standard to be applied in evaluating any claim for indemnification (excluding claims for expenses incurred in connection with the successful defense of any proceeding or matter therein for which indemnification is mandatory without reference to any such standard) is whether the claimant acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, the standard is that the claimant had no reasonable cause to believe the conduct was unlawful. No indemnification is permitted in respect of any claim, issue or matter as to which a director or officer shall have been adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is airly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      The Company has in effect a directors' and officers' liability insurance policy that provides for indemnification of its officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in such policy.

      The Company has entered into indemnity agreements with all of its directors and executive officers, pursuant to which the Company has agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance, unless such insurance is not reasonably available or, in the reasonable judgment of the Board of Directors, there is insufficient benefit to the Company from such insurance. The agreements also provide that the Company will indemnify the director and executive officer against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving him by reason of his position as a director or officer that are in excess of the coverage provided by any such insurance, provided that he meets certain standards of conduct.

Item 16.  Exhibits.

   4.1      - Amended  and  Restated  Articles  of Incorporation of the
              Company (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1996 (File No. 0-19508), and incorporated herein by reference).

   4.2      - By-laws of the Company, as amended  (filed  as  Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (File No. 0-19508) and incorporated herein by reference).

   4.3      - Specimen of Class A Common Stock certificate (filed as Exhibit
              4.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-42336) filed with the Commission on August 21, 1991 and incorporated herein by reference).

     5      - Opinion of Jones, Walker, Waechter, Poitevent, Carrere &
              Denegre, L.L.P.

  23.1      - Consent of Coopers & Lybrand L.L.P.

  23.2      - Consent of Grou, La Salle + Associes.

  23.3      - Consent  of  Jones,  Walker,  Waechter, Poitevent, Carrere &
              Denegre, L.L.P. (included in Exhibit 5).

    24      - Power of Attorney (included in  the  signature  pages  to this Registration Statement).


Item 17.  Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3)
            of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

            (2) Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on October 8, 1996.

                                          Stewart Enterprises, Inc.

                                    By:   /s/ JOSEPH P. HENICAN, III
                                          Joseph P. Henican, III
                                          Chief Executive Officer and
                                          Vice Chairman of the Board

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Frank B. Stewart, Jr., Joseph P. Henican, III, William E. Rowe and Ronald H. Patron, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                            Title                          Date

/s/ FRANK B. STEWART, JR.     Chairman of the Board             October 8, 1996
Frank B. Stewart, Jr.

/s/ JOSEPH P. HENICAN, III    Chief Executive Officer and       October 8, 1996
Joseph P. Henican, III        Vice Chairman of the Board
                              (Principal Executive Officer)

/s/ WILLIAM E. ROWE           President, Chief Operating        October 8, 1996
William E. Rowe               Officer and a Director

/s/ RONALD H. PATRON          Chief Financial Officer,          October 8, 1996
Ronald H. Patron              President-Corporate Division,
                              Executive Vice President and a Director
                              (Principal Financial Officer)

/s/ KENNETH C. BUDDE          Senior Vice President-Finance,    October 8, 1996
Kenneth C. Budde              Secretary and Treasurer
                              (Principal Accounting Officer)

/s/ DARWIN C. FENNER          Director                          October 8, 1996
Darwin C. Fenner

/s/ MICHAEL O. READ           Director                          October 8, 1996
Michael O. Read

/s/ JAMES W. McFARLAND        Director                          October 8, 1996
James W. McFarland

/s/ JOHN P. LABORDE           Director                          October 8, 1996
John P. Laborde


                                EXHIBIT INDEX


      Exhibit
      Number            Description

      4.1   -     Amended  and Restated Articles of Incorporation of the
                  Company  (filed   as  Exhibit  3.1  to  the  Company's
                  Quarterly Report on  Form  10-Q  for the quarter ended
                  January 31, 1996 (File No. 0-19508), and incorporated herein by reference).

      4.2   -     By-laws of the Company, as amended (filed  as  Exhibit
                  3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1995 (File No. 0-
                  19508) and incorporated herein by reference).

      4.3   -     Specimen of Class A Common Stock certificate (filed as
                  Exhibit 4.2 to the Company's Registration Statement on
                  Form S-1 (Registration No.  33-42336)  filed  with the
                  Commission on August 21, 1991 and incorporated herein by reference).

      5     -     Opinion of Jones, Walker, Waechter, Poitevent, Carrere
                  & Denegre, L.L.P.

      23.1  -     Consent of Coopers & Lybrand L.L.P.

      23.2  -     Consent of Grou, La Salle + Associes.

      23.3  -     Consent of Jones, Walker, Waechter, Poitevent, Carrere
                  & Denegre, L.L.P. (included in Exhibit 5).

      24    -     Power of Attorney (included in the signature pages  to
                  this Registration Statement).